Exhibit 99.1

JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1 under the Act.

IDG-ACCEL CHINA GROWTH FUND III L.P.
By:   IDG- Accel China Growth Fund III Associates L.P.
         its General Partner

By:   IDG-Accel China Growth Fund GP III Associates Ltd.
         its General Partner

By: /s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory
Dated:  January 30, 2012

IDG-ACCEL CHINA III INVESTORS L.P.
By: IDG-Accel China Growth Fund GP III Associates Ltd.
       its General Partner

By: /s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory
Dated:  January 30, 2012

IDG-ACCEL CHINA GROWTH FUND III ASSOCIATES L.P.

By:   IDG-Accel China Growth Fund GP III Associates Ltd.
         its General Partner

By: /s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory
Dated:  January 30, 2012

IDG-ACCEL CHINA GROWTH FUND GP III ASSOCIATES LTD.

By: /s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory
Dated:  January 30, 2012

Patrick J. McGovern

By: /s/ Patrick J. McGovern
Name: Patrick J. McGovern
Dated:  January 30, 2012

James Bryer

By: /s/ James Bryer
Name: James Bryer
Dated:  January 30, 2012

Chi Sing Ho

By: /s/ Chi Sing Ho
Name: Chi Sing Ho
Dated:  January 30, 2012

Quan Zhou

By: /s/ Quan Zhou
Name: Quan Zhou
Dated:  January 30, 2012